Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


SunRiver Corporation

          We hereby consent to the incorporation by reference in the registration statement of SunRiver Corporation on Form S-8 (File No. 33-95846) of our report dated March 21, 1997 on our audits of the consolidated financial statements and schedules of SunRiver Corporation and Subsidiaries as of December 31, 1996 and for the year ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


BDO SEIDMAN, LLP


Austin, Texas
March 21, 1997